Exhibit 10.8
[           ] , 2008
Liberty Lane Acquisition Corp.
One Liberty Lane
Hampton, New Hampshire 03842
Liberty Lane Funding LLC
One Liberty Lane
Hampton, New Hampshire 03842
Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004
Re:     Initial Public Offering
Ladies and Gentlemen:
          This letter is being delivered to you in accordance with the proposed Underwriting Agreement (the “Underwriting Agreement”) to be entered into by and between Liberty Lane Acquisition Corp., a Delaware corporation (the “Company”), and Goldman, Sachs & Co. (the “Underwriter”), relating to an underwritten initial public offering (the “IPO”) of the Company’s units (the “Units”), each Unit composed of one share of the Company’s common stock, par value $0.001 per share (the “Common Stock”) and one half (1/2) of one warrant (a “Warrant”), each whole Warrant entitling the holder thereof to purchase one share of Common Stock of the Company. Certain capitalized terms used herein are defined in Section 1 hereof.
          In order to induce the Company and the Underwriter to enter into the Underwriting Agreement and to proceed with the IPO, and in recognition of the benefit that such IPO will confer upon the undersigned, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees with the Company and the Underwriter as follows.
     1. As used herein:
a.	“Business Combination” shall mean the initial acquisition by the Company of one or more assets or operating businesses through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination meeting the conditions described in the Company’s Amended and Restated Certificate of Incorporation;

b.	“Initial Stockholders” shall mean all stockholders, officers and directors who are stockholders of the Company immediately prior to the IPO;

c.	“IPO Shares” shall mean the shares of Common Stock issued in the Company’s IPO;

d.	“Portfolio Company” shall mean Prestolite Wire, Mr. Gasket, Sign Supply USA, East West Plastic and Electronic Products Corp. and Emerson Ecologics;

e.	“Registration Statement” shall mean the registration statement filed by the Company on Form S-1 (No. 333-149886) with the Securities and Exchange

Liberty Lane Acquisition Corp.
Liberty Lane Funding LLC
Goldman, Sachs & Co.

Commission on March 25, 2008, and any amendment or supplement thereto, in connection with the IPO; and

f.	“Trust Account” shall mean the trust account established under the Investment Management Trust Agreement to be entered into between the Company and American Stock Transfer & Trust Company, the amounts therein to be released only in the event of the consummation of a Business Combination, a liquidation of the Company or as otherwise permitted by the Investment Management Trust Agreement.
     2. The undersigned agrees to indemnify and hold harmless the Company against any and all loss, liability, claims, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) which the Company may become subject to as a result of any claim by any vendor, service provider or other entity that is owed money by the Company for services rendered or contracted for or products sold to the Company, as well as claims of a prospective target business for fees and expenses of third parties that the Company agrees in writing to pay in the event it does not consummate a Business Combination with such target business but only to the extent necessary to ensure that such loss, liability, claim, damage or expense does not reduce the amount in the Trust Account; provided, however, that the undersigned shall have no obligation to indemnify the Company against (i) any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account, notwithstanding that such waiver is subsequently found to be invalid or unenforceable or (ii) any claims under the Company’s indemnity of the Underwriter as set forth in the proposed Underwriting Agreement. Furthermore, in the event that a vendor, service provider or prospective target business does not execute a waiver, the undersigned’s liability shall only be in an amount necessary to ensure that public stockholders receive no less than $9.74 per share of Common Stock upon liquidation of the Company. The Company shall not reimburse the undersigned for payments made by the undersigned pursuant to this Section 2.
     3. Except as disclosed in the Registration Statement, neither the undersigned, nor any affiliate of the undersigned will be entitled to receive and will not accept any fees or other cash payments prior to, or for any services they render in order to effectuate, the consummation of a Business Combination.
     4. The undersigned agrees that until the earlier of (i) the consummation of a Business Combination, and (ii) the later of (a) 24 months from the consummation of the IPO (the “Consummation Date”) and (b) 30 months from the Consummation Date in the event that either a letter of intent, an agreement in principle or a definitive agreement to consummate a Business Combination was executed but no Business Combination was consummated within such 24-month period (the later of (a) and (b) being referred to herein as the “Termination Date”), neither it nor its Portfolio Companies will pursue any opportunity involving the potential acquisition of a Controlling Interest (as defined below) in any business that is not publicly traded on a stock exchange or over-the-counter market and has an enterprise value of between $350 million and $1 billion (a “Covered Opportunity”), other than (x) in a competitive sale process or (y) where the Covered Opportunity is in a business similar or related to that of a Portfolio Company, unless the opportunity has first been presented to and declined by the Company. “Controlling Interest”

Liberty Lane Acquisition Corp.
Liberty Lane Funding LLC
Goldman, Sachs & Co.

means the Company would acquire the ability to exercise control over the management and operations of the Covered Opportunity, whether through the acquisition of a majority of the voting equity interests of the Covered Opportunity or through the acquisition of a significant voting equity interest that enables the Company to exercise a greater degree of control over the Covered Opportunity than any other equity holder.
     5. The undersigned agrees that to the extent any officer or director of the Company also has fiduciary duties or contractual obligations to the undersigned or any Portfolio Company, until the earlier of (i) the consummation of a Business Combination, and (ii) the Termination Date, such officer or director of the Company shall first present an opportunity involving the potential acquisition of a Controlling Interest in a Covered Opportunity to the Company; provided, however, if such opportunity involves a competitive sale process or a Covered Opportunity in a business similar or related to that of a Portfolio Company, such officer or director must first present such opportunity to the undersigned or such Portfolio Company, as the case may be.
     6. The undersigned has full right and power, without violating any agreement by which the undersigned is bound, to enter into this Agreement.
     7. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State, including, without limitation, Sections 5-1401 and 5-1402 of the New York General Obligations Law and the New York Civil Practice Laws and Rules 327(b). Each of the Company and the undersigned hereby (i) agrees that any action, proceeding or claim against the undersigned arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive and (ii) waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.
     8. Each party hereto hereby irrevocably and unconditionally waives the right to a trial by jury in any action, suit, counterclaim or other proceeding (whether based on contract, tort or otherwise) arising out of, connected with or relating to this Agreement.
     9. The undersigned acknowledges and understands that the Company and the Underwriter will rely upon the agreements, representations and warranties set forth herein in proceeding with the IPO. Nothing contained herein shall be deemed to render the Underwriter a representative of, or a fiduciary with respect to, the Company, its stockholders, or any creditor or vendor of the Company with respect to the subject matter hereof.
     10. This Agreement shall be binding on the undersigned and such person’s respective successors, heirs, personal representatives and assigns. This Agreement shall terminate on the earlier of (i) the date upon which the Business Combination is consummated and (ii) the date upon which the liquidation and distribution of the Trust Account is completed, provided that the following Sections shall survive such termination: 1, 3, 7, 8, 10 and 11.
     11. No term or provision of this Agreement may be amended, changed, waived altered or modified except by written instrument executed and delivered by the undersigned, the Company and the Underwriter.

Liberty Lane Acquisition Corp.
Liberty Lane Funding LLC
Goldman, Sachs & Co.

[Signature Page to Follow]

Liberty Lane Acquisition Corp.
Liberty Lane Funding LLC
Goldman, Sachs & Co.

LIBERTY LANE PARTNERS LLC
By:
Name:
Title:

Accepted and agreed:

LIBERTY LANE ACQUISITION CORP.
By:
Name:
Title:

GOLDMAN, SACHS & CO.